UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 21, 2006

PHH CORPORATION
(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
(Address of principal executive offices, including zip code)

(856) 917-1744
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As reported in Item 5.02 of the Current Report on Form 8-K, filed by PHH Corporation (“PHH”, the “Company”, “we” or “our”) with the Securities and Exchange Commission (“SEC”) on March 1, 2006, Neil J. Cashen resigned from his position as Executive Vice President and Chief Financial Officer of the Company, effective February 23, 2006. Mr. Cashen continued to serve the Company as a Senior Vice President. On September 21, 2006, we entered into a Release and Restrictive Covenants Agreement (the “Agreement”) with Mr. Cashen. Pursuant to the Agreement, Mr. Cashen resigned from his position as Senior Vice President effective September 20, 2006 and left the Company after 27 years of service. A copy of the Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Agreement provides that Mr. Cashen will receive a one-time lump sum cash payment of $1,864,800. Under the terms of the Agreement, among other provisions, Mr. Cashen has: (1) granted a release of any claims against us and our subsidiaries and affiliates, except for claims for indemnification that may arise under Company policies and arrangements covering employees and officers and benefits and compensation arising under the Agreement earned and accrued before termination of employment or otherwise required by applicable laws; (2) agreed to certain non-competition restrictions; and (3) agreed to certain nondisclosure of confidential information and non-disparagement restrictions.

Additionally, the Agreement provides that Mr. Cashen continue to hold and vest in his outstanding stock options and restricted stock awards on the same basis as though he had continued employment with the Company through October 11, 2009, receive any bonus that may become payable at a later date under our 2005 Management Incentive Plan (“MIP”), receive title to his Company-provided vehicle, and be paid for his accrued and unused vacation. A copy of the MIP is attached as Exhibit 10.38 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 as filed with the SEC on November 14, 2005.

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The information provided below pursuant to Item 8.01, Other Events, under the caption “Accounting Matters” is incorporated by reference in response to this Item.

Item 8.01. Other Events.

Accounting Matters

On March 1, 2006, March 17, 2006, May 11, 2006, June 12, 2006, July 21, 2006 and August 16, 2006, we filed Current Reports on Form 8−K (collectively, the “Form 8-Ks”) with the SEC indicating that we would not meet the SEC deadline to file our Annual Report on Form 10-K for the year ended December 31, 2005 (the “2005 Form 10-K”) because we had not yet finalized our financial statements for the quarter and the year ended December 31, 2005 and the audit of our 2005 financial statements was and is ongoing. We expect to file the 2005 Form 10-K on or before October 31, 2006. We also previously disclosed that the filing of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006 would be delayed beyond their respective SEC filing deadlines. At this time, we expect that we will also be unable to meet the SEC deadline for the filing of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006. We are unable at this time to provide an expected date for the filing of our Quarterly Reports on Form 10-Q.

As previously disclosed in our Current Report on Form 8-K filed on July 21, 2006, the Audit Committee of our Board of Directors concluded on July 17, 2006 that our audited financial statements for the years ended December 31, 2001, 2002, 2003 and 2004 and our unaudited quarterly financial statements for the quarters ended March 31, 2004, June 30, 2004, September 30, 2004, March 31, 2005, June 30, 2005 and September 30, 2005 (collectively, the “Prior Financial Statements”) and the related reports of our independent registered public accounting firm should no longer be relied upon because of errors in the Prior Financial Statements. At that time, we determined that the correction of these errors was material and would require the restatement of certain of our Prior Financial Statements. The restatement adjustments will correct certain historical accounting policies to conform those policies to accounting principles generally accepted in the U.S. (“GAAP”) and correct errors made in the application of GAAP, including but not limited to errors described in the Form 8-Ks and in this Current Report on Form 8-K.

We have determined that we will restate our audited financial statements and related disclosures for the years ended December 31, 2003 and 2004 in our 2005 Form 10-K. Certain restatement adjustments affecting our audited annual financial statements for periods prior to December 31, 2003, will also be reflected in the Selected Consolidated Financial Data appearing in the 2005 Form 10-K. Certain restatement adjustments also affect our unaudited quarterly financial statements for the quarters ended March 31, 2004, June 30, 2004, September 30, 2004, March 31, 2005, June 30, 2005 and September 30, 2005 previously filed in our Quarterly Reports on Form 10-Q. Such restatement adjustments will similarly be reflected in the Selected Unaudited Quarterly Financial Data appearing in our 2005 Form 10-K and, with respect to the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005, will be reflected in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006, which we plan to file subsequent to the filing of the 2005 Form 10-K.

As part of this determination, we have concluded that we will not amend our previously-filed Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q for periods affected by the restatement adjustments, and accordingly the financial statements and related financial information contained in such reports should not be relied upon even after we file our 2005 Form 10-K and our 2006 Quarterly Reports on Form 10-Q. We have discussed the aforementioned restatement matters with the Audit Committee of our Board of Directors and Deloitte & Touche LLP, our independent registered public accounting firm.

Incremental Fees and Expenses Related to Completion of Financial Statements

We continue to make the completion of our financial statements for fiscal year 2005 and the related SEC filings a top priority. To this end, we have devoted substantial internal and external resources to the completion of our 2005 financial statements and related matters. We expect that as a result of these efforts, along with efforts to complete our assessment of internal controls over financial reporting as of December 31, 2005, as required by Section 404 of the Sarbanes-Oxley Act of 2002, we will incur incremental fees and expenses for additional auditor services, financial and other consulting services, legal services and liquidity waivers of approximately $30 million to $35 million. Through September 25, 2006, we have been invoiced for incremental fees and expenses of approximately $27 million, of which we expect $7 million will be recorded in 2005. While we do not expect fees and expenses relating to the preparation of our financial results for future periods to remain at this level, we expect that these fees and expenses will remain relatively higher than historical fees and expenses in this category for the next several quarters.

Liquidity and Waivers

We continue to believe we have adequate liquidity to fund our operating cash needs. We have previously obtained certain waivers and continue to seek additional waivers extending the date for delivery of our audited financial statements, or the audited financial statements of our subsidiaries, and other documents related to such financial statements to certain lenders, trustees and other third parties in connection with certain of our financing, servicing, hedging and related agreements and instruments (collectively, our “Financing Agreements”).

Results of Tender Offer and Consent Solicitation for Public Notes

On September 14, 2006, we concluded our previously-announced tender offer and consent solicitation (the “Offer”) for certain public notes (the “Public Notes”) issued under the Indenture, dated as of November 6, 2000 by and between PHH and J.P. Morgan Trust Company, N.A., as successor trustee for Bank One Trust Company, N.A. (as amended and supplemented to the date hereof, the “Indenture”). We announced that we received consents on behalf of approximately $585 million and tenders on behalf of approximately $416 million of the aggregate principal amount of the $1.081 billion of the Public Notes (together representing approximately 93% of the outstanding principal amount thereof). A copy of the press release dated September 14, 2006 is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Upon receipt of the required consents related to the Offer, we entered into Supplemental Indenture No. 4 (the “Supplement”) to the Indenture governing the Public Notes with the trustee on August 31, 2006, pursuant to which the deadline for the delivery of our financial statements to the trustee was extended to December 31, 2006, if necessary. In addition, the Supplement provided for the waiver of all defaults that have occurred prior to August 31, 2006 relating to the Company's financial statements and other delivery requirements. A copy of the Supplement is attached as Exhibit 10.1 to our Current Report on Form 8-K as filed with the SEC on September 1, 2006.

Waivers

We obtained waivers under our $1.3 billion Five Year Competitive Advance and Revolving Credit Agreement, $500 million Revolving Credit Agreement, $750 million Credit Agreement and Bishop's Gate Residential Mortgage Trust Liquidity Agreement (the “Bishop’s Gate Liquidity Agreement”) on September 19, 2006 which waive certain potential breaches of covenants under those instruments and extend the deadlines (the “Extended Deadlines”) for the delivery of our financial statements and other documents to the various lenders under those instruments. With respect to our 2005 Form 10-K, the Extended Deadline will be on or before November 30, 2006 and with respect to our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006, the Extended Deadline will be on or before December 29, 2006. No waiver has been obtained for the extension of the delivery date for the Chesapeake Funding, LLC, annual servicing report because we expect to provide this report to the lenders on or before the existing September 30, 2006 deadline.

As previously disclosed in our Current Report on Form 8-K filed on August 16, 2006, we previously received all of the required approvals and executed a Supplemental Indenture dated August 11, 2006 to the Base Indenture dated December 11, 1998 (the “Bishop’s Gate Indenture”) between the Trustee and Bishop’s Gate, a consolidated special purposed entity, waiving any event of default arising as a result of the failure to provide the Trustee with our and certain other audited annual and unaudited quarterly financial statements as required under the Bishop’s Gate Indenture. The effectiveness of this waiver has now been further modified by approvals obtained from the lenders under the Bishop’s Gate Liquidity Agreement whereby the Extended Deadlines now apply to the delivery dates for our and certain other audited annual and unaudited quarterly financial statements under the Bishop’s Gate Indenture.

Under certain of our Financing Agreements, the lenders or trustees have the right to notify us if they believe we have breached a covenant under the operative documents and may declare an event of default. If one or more notices of default were to be given, we believe we would have various periods in which to cure such events of default. If we did not cure the events of default or obtain necessary waivers within the required time periods or certain extended time periods, the maturity of some of our debt could be accelerated and our ability to incur additional indebtedness could be restricted. Moreover, defaults under certain of our Financing Arrangements would trigger cross-default provisions under certain of our other Financing Arrangements. We have not received any notices of default accelerating our payment of our currently outstanding indebtedness.

There can be no assurance that any additional waivers under any of our Financing Agreements will be received on a timely basis, if at all, or that any waivers obtained, including the waivers we have already obtained as described above, will extend for a sufficient period of time to avoid an acceleration event, an event of default or other restrictions on our business operations. Moreover, failure to obtain waivers could be material and adverse to our business, liquidity and financial condition.

We have obtained certain waivers and continue to seek additional waivers extending the date for delivery of the audited financial statements of our subsidiaries and other documents related to such financial statements to certain regulators, investors in mortgage loans and other third parties in order to satisfy state mortgage licensing regulations and certain contractual requirements. Certain of our waivers with state mortgage licensing regulators expire on September 30, 2006. We expect to complete the preparation of the consolidated financial statements of PHH Mortgage Corporation and its subsidiaries by September 30, 2006 in connection with these regulatory and contractual requirements. We will continue to seek similar waivers as a result of the aforementioned accounting matters as may be necessary. There can be no assurance that any required waivers will be received on a timely basis, if at all, or that any waivers obtained, including the waivers we have already obtained, will extend for a sufficient period of time to avoid restrictions on our business operations. The failure to obtain waivers from investors in mortgage loans and other parties or the loss of licenses to do mortgage business in one or more states could be material and adverse to our business, liquidity and financial condition.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit 10.1	Release and Restrictive Covenants Agreement, dated September 21, 2006, by and between PHH Corporation and Neil J. Cashen.*

Exhibit 99.1	Press Release, dated September 14, 2006, issued by PHH Corporation.

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* Confidential treatment has been requested for certain portions of this Exhibit pursuant to Rule 24b-2 of the Exchange Act, which portions have been omitted and filed separately with the SEC.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You should understand that these statements are not guarantees of performance or results and are preliminary in nature. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may result”, “will result”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. For example, the statement that we expect to file our Form 10-K on or before October 31, 2006 and our statements of expectation regarding incremental fees and expenses for additional auditor services, financial and other consulting services, legal services and liquidity waivers are forward-looking statements.

You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” in our periodic reports under the Securities Exchange Act of 1934, as amended, and those risk factors included as Exhibit 99 thereto, titled “Risk Factors Affecting our Business and Future Results,” in connection with any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

	By:	/s/ Clair M. Raubenstine
Name: Clair M. Raubenstine
Title: Executive Vice President and Chief Financial Officer

Dated: September 25, 2006